UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2024

DRIVEITAWAY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3401 Market Street, Suite 200/201

Philadelphia, PA 19104

(Address of principal executive office) (Zip Code)

(856) 577-2763

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2024, DIA Leasing, LLC. (the “Borrower”), a direct wholly owned subsidiary of DriveitAway Holdings, Inc. (“DWAY”), closed a $2,000,000 line of credit facility (the “Credit Facility”) with an investor (the “Lender”). In connection with the Credit Facility, a credit agreement, promissory note, security agreement and several related ancillary agreements were entered into by the parties.

The following descriptions are not complete and are qualified in their entirety by reference to the respective agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively, and are incorporated herein by reference.

Credit Agreement

Pursuant to the Credit Agreement dated May 1, 2024 (the “Credit Agreement”), among the Borrower and the Lender, the Lender agreed to make revolving loans (the “Loans”) to the Borrower and to issue letters of credit on behalf of the Borrower. The Lender committed to provide up to $250,000 of Loans and up to $2,000,000 of letters of credit. The Borrower must use the letters of credit and the proceeds of Loans only for the purchase of motor vehicles to be used in the course of the Borrower’s business. As of the date hereof, there are no Loans or letters of credit outstanding under the Credit Agreement. The Borrower will pay a commitment fee to the Lender equal to 2.0% of the available commitments. DWAY is a guarantor on the Loans.

Promissory Note

Pursuant to the Promissory Note (the “Note”) dated May 1, 2024, Borrower promises to pay Lender the principal sum of Two Million Dollars and 00/100 ($2,000,000.00), or so much thereof as may be disbursed to, or for the benefit of the Borrower, for the sole purpose of purchasing new motor vehicles for use in Borrower’s business. Disbursements shall be at the sole discretion of the Lender. The unpaid principal of this line of credit shall bear simple interest at the rate of fifteen percent (15%) per annum. Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances.

Each advance of principal shall be called a “Draw”. Each Draw shall be in an amount no greater than Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00). The eight Draws may be taken at any time over the 180 days following execution of the Note. Each Draw will be paid over a period of eighteen (18) months from the date that the funds for each Draw are disbursed to Borrower. During the first three (3) months after disbursement, Borrower shall make payments of interest only on the funds disbursed. From month four (4) through month seventeen (17), Borrower shall make payments of principal and interest based on an amortization of forty-eight (48) months. On month eighteen (18) all outstanding principal and unpaid interest shall be paid in full. All payments are due on first day of the month following disbursement.

The Borrower shall be in default of this Note on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder or any term contained in the Loan Documents. (ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due; (iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution. Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable.

Security Agreement

Pursuant to a Security Agreement dated May 1, 2024, all vehicles purchased shall be titled in the name of Borrower, and Borrower consents to a lien in favor of Lender on the title to each vehicle purchased. Lender shall only be required to release the lien on each vehicle once Lender has received payment in full of all principal, interest, and any other sums due on the Draw through which the vehicle was purchased.

Warrant

As further consideration for the credit facility, DWAY issued Lender a prefunded warrant (the “Warrant”) for the purchase of up to 5,000,000 shares of DWAY’s common stock.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 3.02. Unregistered Sales of Equity Securities

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 3.02 by this reference. The Warrant was issued pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and/or by Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
4.1	Prefunded Warrant
10.1	Credit Agreement
10.2	Promissory Note
10.3	Security Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRIVEITAWAY HOLDINGS, INC.

Dated: May 7, 2024	By:	/s/ John Possumato
	Name:	John Possumato
	Title:	Chief Executive Officer